UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2019

Core Molding Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Manor Park Drive Columbus, Ohio		43228-0183
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (614) 870-5000
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CMT	NYSE American LLC
Preferred Stock purchase rights, par value $0.01	N/A	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2019, Core Molding Technologies, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to Executive Employment Agreement with David L. Duvall, the Company’s President and Chief Executive Officer, to effect certain amendments to Mr. Duvall’s Employment Agreement dated as of October 3, 2018 (the “Employment Agreement”). The Amendment amends the Employment Agreement to (1) eliminate the 24-month guaranteed portion of Mr. Duvall’s Annual Target Bonus and (2) increase Mr. Duvall’s Base Salary continuation in the event Mr. Duvall’s employment is terminated by the Company without Cause, or by Mr. Duvall for Good Reason, from one times his then-current Base Salary to two times his then-current Base Salary.

Each capitalized term used herein and defined in the Employment Agreement, but not otherwise defined herein, shall have the meaning given such term in the Employment Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Description
10.1	First Amendment to Executive Employment Agreement, dated as of December 30, 2019, by and between Core Molding Technologies, Inc. and David L. Duvall

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

Date: January 3, 2020	By:	/s/ John P. Zimmer
	Name:	John P. Zimmer
	Title:	Vice President, Treasurer, Secretary and Chief Financial Officer